EXHIBIT A
                                    ---------
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            TTTTICKETS HOLDING CORP.

                            Under Section 242 of the
                General Corporation Law of the State of Delaware

     TTTTICKETS HOLDING CORP. (the "Corporation"), a corporation organized and existing under and the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the sole director of the Corporation, by meeting of the sole director, adopted the following resolution proposing the following amendments to the Certificate of Incorporation of the Corporation:

          RESOLVED, that Article FIRST of the Certificate of Incorporation be amended and, as amended, shall read as follows:

     FIRST:  The  name  of  this  corporation  is  Shelron  Group  Inc.

          RESOLVED, that the second sentence of ARTICLE FOURTH of the Certificate of Incorporation be amended and, as amended, shall read as follows:

          "The total number of shares which the Corporation is authorized to issue is Five Hundred Million (500,000,000) shares, of which Four
          Hundred Ninety Million (490,000,000) shall be Common Stock and Ten Million (10,000,000) shall be Preferred Stock."; and

          SECOND: That the aforesaid amendments have been authorized by the affirmative vote of a majority of the issued and outstanding shares of common stock, par value $0.001 per share, and series A preferred stock, par value
$0.001  per  share,  entitled  to  vote at a duly convened stockholders meeting.

          THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

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          IN  WITNESS WHEREOF, the Corporation has caused this certificate to be signed  by  its  President,  this day of October, 2002.

                                             TTTTICKETS HOLDING CORP.

                                             By:  ______________________________
                                                  Eliron  Yaron,  President

ATTEST:

By:

___________________________

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